Exhibit 99

CORPORATE GOVERNANCE GUIDELINES

Alcoa is a values-based company. Our Values guide our behavior at every level and apply across the company on a global basis. We expect all directors, officers and other Alcoans to conduct business in compliance with our Business Conduct Policies, and we survey compliance with these policies on an annual basis. Alcoa endorses The Business Roundtable Principles of Corporate Governance dated May 2002, which is a comprehensive statement of responsible corporate governance principles. These principles provide the foundation on which our Corporate Governance Guidelines and our board committee charters are based. All of the highlighted documents are publicly available on our web site.

Director responsibilities.

The core responsibility of the directors is to exercise their business judgment and act in what they reasonably believe to be the best interests of the company.

Serving on a board requires significant time and attention on the part of directors. Directors must participate in board meetings, review relevant materials, serve on board committees and prepare for meetings and discussions with management.

Directors are expected to notify the Chairman and CEO and the Corporate Secretary before accepting a seat on the board of another business corporation as well as any non-profit or charitable organization, in order to avoid potential conflicts.

Directors are expected to maintain an attitude of constructive involvement and oversight; they are expected to ask incisive, probing questions and require accurate, honest answers; they are expected to act with integrity; and they are expected to demonstrate a commitment to the company, its values and its business plan and to long-term shareholder value.

In performing their oversight responsibilities, directors rely on the competence and integrity of management in carrying out their responsibilities. It is the responsibility of management to operate the Company in an effective and ethical manner in order to produce value for shareholders.

Director qualification standards.

A majority of directors must be “independent” under the listing standards of the New York Stock Exchange and Alcoa’s Director Independence Standards, as determined by the Board of Directors. Board independence depends not only on directors’ individual relationships, but also on the board’s overall attitude. Providing objective, independent judgment is at the core of the board’s oversight function, and the board’s composition should reflect this principle.

Prospective candidates to the Board of Directors will be identified and evaluated pursuant to appropriate criteria, objectives and procedures established from time to time by the Board or by its Governance and Nominating Committee. As a general policy, no director should stand for election or re-election to the board if the director has reached age 72 before the date of election. This policy may be waived by a majority of the Board of Directors. If a director will reach age 72 during a three-year term, the Governance and Nominating Committee should take this fact into account in determining whether to recommend the nomination of the director.

(Rev. September 15, 2006)

Directors who have a substantial change in their principal responsibilities should tender their resignation from the board so that the Governance and Nominating Committee can consider whether to accept the resignation. It is the sense of the board that directors should not necessarily leave the Board upon a change in responsibilities, however the Governance and Nominating Committee should be in a position to consider the change in evaluating the appropriate mix of skills and experience necessary for the board to perform its oversight function effectively.

Directors bring to the company a range of experience, knowledge and judgment. Directors should not represent the interests of particular constituencies.

Director access to management and, as necessary and appropriate, independent advisors.

The board must have accurate, complete information to do its job; the quality of information received by the board directly affects its ability to perform its oversight function effectively. Directors should be provided with, and review, information from a variety of sources, including management, board committees, outside experts, auditor presentations and other reports. The board should be provided with information before board and committee meetings with sufficient time to review and reflect on key issues and to request supplemental information as necessary.

Effective corporate directors are diligent monitors, but not managers, of business operations. Directors should have access to management, as needed, to fulfill their oversight responsibilities. Any meetings outside of regularly scheduled meetings that a director wishes to initiate with management should be coordinated through the Chairman and CEO or the Corporate Secretary.

Director compensation.

Directors are expected to invest more than 50% of their annual cash compensation in Alcoa shares until they satisfy the Director Share Guidelines adopted from time to time by the Board, and they are required to maintain that investment in Alcoa shares until they retire from the board. It is the sense of the board that this policy reinforces a focus on long-term shareholder value.

Compensation paid to directors at similarly situated companies should be considered when establishing the amount paid to directors.

Compensation for service as a director (and related benefits provided to directors) is the only form of remuneration directors should receive from the company.

Director orientation and continuing education.

Materials and briefings are provided to new directors, on an individualized basis, to permit them to become familiar with the company’s business, industry and corporate governance practices.

The company also provides additional formal and informal opportunities to directors (including site visits to business operations) on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues that arise.

Management succession.

The paramount duty of the Board of Directors is to select a Chief Executive Officer and to oversee the CEO and other senior management in the competent and ethical operation of the company.

The board should identify, and periodically update, the qualities and characteristics necessary for an effective CEO of this company. With these principles in mind, the board should periodically

(Rev. September 15, 2006)

monitor and review the development and progression of potential internal candidates against these standards. Advance planning for contingencies such as the departure, death or disability of the CEO or other top executives is necessary so that, in the event of an untimely vacancy, the company has in place an emergency succession plan to facilitate the transition to both interim and longer-term leadership.

Communications with third parties.

The board believes that management speaks for the company. It is expected that board members would not speak for the company, absent unusual circumstances (or as required by regulations, listing standards or the board).

Annual performance evaluation of the board.

Meaningful board evaluation requires an assessment of the effectiveness of the full board, the operations of its committees and the contributions of individual directors. The performance of the full board should be evaluated annually, as should the performance of its committees. The board should have a process for evaluating whether the individuals sitting on the board bring the skills and expertise appropriate for the company and how they work as a group. Board positions should not be regarded as permanent. Directors should serve only so long as they add value to the board, and a director’s ability to continue to contribute to the board should be considered each time the director is considered for re-nomination.

Majority Vote Policy.

In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation within 30 days of the final vote tally. The Board of Directors will decide whether to accept the resignation at its next regularly scheduled board meeting, through a process managed by the Governance and Nominating Committee, excluding the director in question. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the Securities and Exchange Commission. In reaching its decision, the board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws.

Role of the Lead Director.

The Lead Director will (i) preside at all meetings of the board at which the Chairman is not present including executive sessions of the independent directors; (ii) respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate; (iii) review meeting agendas and schedules for the Board; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) call special meetings of the independent directors in accordance with Alcoa’s by-laws, as the Lead Director may deem to be appropriate. The General Counsel and the Corporate Secretary’s Office will provide support to the Lead Director in fulfilling the Lead Director role.

(Rev. September 15, 2006)

Recovery of Incentive Compensation.

If the board learns of any misconduct by an executive officer that contributed to the company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Alcoa Inc. as the board determines fit the facts surrounding the particular case. The board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

For the purposes of this Guideline, “executive officer” means any officer who has been designated an executive officer by the board.

(Rev. September 15, 2006)

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